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                              MINTZ & PARTNERS LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated April 15, 2005, for the year ended December 31, 2004; and (ii) to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


Toronto, Canada
October 4, 2005



/S/  MINTZ & PARTNERS LLP
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Mintz & Partners LLP
Chartered Accountants